Exhibit 99.1

AspenBio Expands Leadership with Addition of Daryl J. Faulkner as Executive Chairman

CASTLE ROCK, CO., January 20, 2009 — AspenBio Pharma, Inc. (Nasdaq: APPY), an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for humans and animals, announced Daryl J. Faulkner will become executive chairman of its board of directors effective January 26, 2009 and has executed an employment agreement for his services. This appointment, which represents a new position on the board, brings the total number of company directors to nine, with six serving independently. Current chairman Gregory Pusey is becoming the company’s vice chairman, also a new position. Faulkner brings to AspenBio more than 25 years experience in developing and commercializing medical devices, drug and drug delivery systems, life science research tools, and molecular diagnostics. He most recently served as president, CEO and member of the board of directors of Digene Corporation, a Nasdaq-traded company prior to its acquisition by Qiagen (traded on Nasdaq’s Global Select market). He has continued to serve as a consultant to Qiagen supporting the integration of the two companies and serving as co-chair of the executive steering committee with the new CEO of Qiagen. Faulkner also currently serves as a member of the board of directors of Osmetech, an emerging molecular diagnostics company.

Prior to joining Digene, Faulkner spent eight years with Invitrogen (now merged as Life Technologies Corp., a Nasdaq-traded company) in a number of senior roles, including SVP Europe, SVP IVGN International Operations, and SVP of Strategic Business Units. Prior to Invitrogen, Faulkner’s career included 15 years with the Fortune 100 company Abbott Laboratories, holding leadership positions in manufacturing operations and plant management.

“Given his breadth of knowledge, experience and significant accomplishments, we’re fortunate Daryl will fill this new key leadership position at AspenBio,” stated Gregory Pusey, chairman of AspenBio Pharma. “Daryl’s long record as an industry leader in creating shareholder value through the development and commercialization of important medical products bodes well for AspenBio. We look forward to working closely with Daryl as AspenBio continues to advance its many opportunities.”

Faulkner commented, “I was introduced to AspenBio by John Landon, a recently appointed company director. After becoming acquainted with AspenBio’s impressive product development pipeline, I believe the foundation is in place to create appreciable value, especially with AppyScore™, which appears to be a medical breakthrough for the more accurate diagnosis of human appendicitis. The results of our recently completed study have validated the association of the AppyScore test and clinical appendicitis.  We will soon begin new studies using both the ELISA assay and our planned commercial product utilizing the AppyScore electronic reader.”

About AspenBio Pharma
AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture and marketing of novel proprietary products which we believe have large worldwide market potential. The company was originally formed to produce purified proteins for diagnostic applications and has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of patented and patent pending diagnostic and therapeutic products. AspenBio Pharma continues to advance the development and testing of its two first-generation blood-based human diagnostic tests designed to rapidly help diagnose or rule out appendicitis in patients complaining of abdominal pain. For more information go to: www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes “forward-looking statements” of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trials and pivotal studies required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products under this agreement and other new products, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860